Agreement and Supplementary Agreement Concerning the Leasing of Production
                  Equipment, Office Equipment and Motor Vehicles

Party A: Liuzhou OVM Joint Stock Co., Ltd.
Party B: Liuzhou OVM Construction Machinery Co., Ltd.

1. Party A agrees to lease 80 pieces of production equipment, 73 pieces of office equipment and 12 motor vehicles, to Party B, for a term of three years. The rental is based on 15% of the original cost of the above plants, equipment and motor vehicles. (See attached for the leased assets)

2.    The repair expenses are borne by Party B during the term of the agreement.

3. The taxes related to the use of the above motor vehicles are borne by Party B during the term of the agreement.

4. Party A is held responsible for any loss and dispute arising from the use, legal title and other matters relating the above equipment and motor vehicles before the effective date of this agreement.

5. If, in pursuance to a board resolution, Party B agrees to purchase the above production plants, equipment and motor vehicles during the term of the agreement, Party A agrees to sell in accordance with the government rules and the prevailing market condition as agreed by both parties.

6. This agreement shall become effective upon the signing by authorized representatives of both parties.

For and on behalf of
Party A: Liuzhou OVM Joint Stock Co., Ltd.


/s/ Wu Guosen
-------------
For and on behalf of
Party B: Liuzhou OVM Construction Machinery Co., LTd.


/s/ Ching Lung Po
-----------------

Dated: October 5, 1995

Party A: Liuzhou OVM Joint Stock Co., Ltd.
Party B: Liuzhou OVM Construction Machinery Co., Ltd.

Upon friendly negotiation between both parties to this Agreement, the following item with respect to the "Agreement on the Leasing of Production Equipment, Office Equipment and Motor Vehicles" was amended:

The original Item 1 was amended as:

1. Party A agrees to lease 80 pieces of production equipment, 73 pieces of office equipment and 12 motor vehicles to Party B for a term of 3 three years from the date of this supplementary agreement. The rental is based on 15% of the original cost of the above plants, equipment and motor vehicles. The number of equipment and motor vehicles leased will be based on the actual number for any particular year.

Party A: Liuzhou OVM Joint Stock Co., Ltd.


/s/ Wu Guosen
-------------
For and on behalf of
Party B: Liuzhou OVM Construction Machinery Co., LTd.


/s/ Ching Lung Po
-----------------

Dated: January 15, 1998

April 1, 1999

OVM International Holding Corporation
Room 2005, 20/F., Universal Trade Center,
3-5A Arbuthnot Road, Central,
Hong Kong.

Attn: Mr. Ching Lung Po
-----------------------

Dear Sirs,

Re: English Translation of Chinese Documents


We have reviewed the Chinese versions of the following documents and the English translations which you have provided:

1. Supplementary Agreement on the Leasing of Land, Buildings and Motor Vehicles dated January 15, 1998 between Liuzhou OVM Joint Stock Co., Ltd. and Liuzhou OVM Construction Machinery Co., Ltd.;

2. Agreement Concerning the Leasing of Production Equipment, Office Equipment and Motor Vehicles dated October 5, 1995 and Supplementary Agreement Concerning the Leasing of Production Equipment, Office Equipment and Motor Vehicles dated January 15, 1998 between Liuzhou OVM Joint Stock Co., Ltd. and Liuzhou OVM Construction Machinery Co., Ltd.;

Please note that we do not hold qualification in translation but to the extent that we have reviewed the above English translations, we believe the translations, incorporating our suggested amendments, should be fair and correct translations of the various corresponding Chinese documents above.


Yours sincerely,


/s/ Li Song Zhang
-----------------
Li Song Zhang
Senior Lawyer